UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 2, 2004

PORTFOLIO RECOVERY ASSOCIATES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-50058	75-3078675
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

120 CORPORATE BOULEVARD, NORFOLK, VIRGINIA	23502
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 772-7326

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Item 8.01. Other Events.

On November 2, 2004, Portfolio Recovery Associates, Inc. (the “Company”) issued the press release attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

a. Financial Statements of Business Acquired.

Not applicable.

b. Pro Forma Financial Information.

Not applicable.

c. Exhibits

Exhibit No.	Description

99.1	Press Release from Portfolio Recovery Associates, Inc. dated November 2, 2004, entitled “Portfolio Recovery Associates, Inc. Files Registration Statement for Public Offering of 1,700,000 Shares of Common Stock”

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORTFOLIO RECOVERY ASSOCIATES, INC.

Date: November 2, 2004	By: /s/ Kevin P. Stevenson

Name: Kevin P. Stevenson
Title: Executive Vice President, Chief Financial
Officer, Treasurer and Assistant Secretary